UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 18, 2016 (March 15, 2016)
____________________
ENTERPRISE BANCORP, INC.
(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02.                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    2016 Incentive Plan. On March 15, 2016, the Board of Directors of Enterprise Bank and Trust Company (the “Bank”), the wholly owned banking subsidiary of Enterprise Bancorp, Inc. (the “Company”), approved the Enterprise Bank 2016 Variable Compensation Incentive Plan (the “2016 Incentive Plan”), including approval of specific performance factors, performance targets and percentage payout amounts. The 2016 Incentive Plan applies to employees, including the Company’s named executive officers, who do not otherwise participate in any form of individual-based incentive plan maintained by the Bank.
The 2016 Incentive Plan is designed to acknowledge and reward bank-wide and individual performance objectives. Eligible employees receive a target incentive opportunity, which is a set percentage of an individual’s base salary for the plan year (i.e., salary earnings for the year ending on December 31, 2016). Each participating employee is assigned to an incentive group based upon the employee’s position and role in the Bank. The performance factors that apply to each incentive group are generally similar, but there is some variation as performance factors are selected based on the role of the employee. The weights assigned to each performance factor (which determine the percentage of the total incentive payment that may be earned by an employee through accomplishment of the performance target applicable to such factor) differ by incentive group. An employee’s individual performance may also be considered in determining the employee’s actual payout amount under the 2016 Incentive Plan.
The total compensation pool available for incentive payouts under the 2016 Incentive Plan will be determined by the Company’s overall performance for the 2016 Incentive Plan year and at the discretion of the compensation committee of the Bank’s Board of Directors. The Company must attain a specified level of performance in net income (the “threshold” level) for the plan year for a payout to be made under any of the performance factors outlined in the 2016 Incentive Plan. The additional performance factors for which payout amounts may be made under the 2016 Incentive Plan for the Company’s named executive officers are deposit growth, loan growth, non-interest revenue and loan quality. Higher levels of payout may be accomplished with respect to each performance factor if performance levels exceed “threshold”, including reaching “target” and “stretch” levels. There is no minimum bonus amount that is required to be paid to any employee under the 2016 Incentive Plan.
In addition to the specific “core” performance factors described above, the additional “supplemental” performance factor of annualized fixed salary and benefit expense for the plan year also applies to the final determination of payout amounts to certain specified members of the Bank’s management team, including all of the Company’s named executive officers.
Each of the Company’s Chairman and President (each of whom is included in the “Bank wide” incentive group with multiplier) may receive an incentive payout under the 2016 Incentive Plan ranging from 20% of base salary if the Bank accomplishes the “threshold” levels for each “core” performance factor (i.e., net income, deposit growth, loan growth, non-interest revenue and loan quality) to 40% at “target” levels and 80% at “stretch” levels. The actual payout percentages may also be increased by a multiple of up to 1.05 or decreased by a multiple of as low as 0.95 depending upon the Bank’s performance with respect to the “supplemental” performance factor of annualized fixed salary and benefit expense.
The Company’s Chief Executive Officer (who is included in the “Bank wide” incentive group with multiplier) may receive an incentive payout under the 2016 Incentive Plan ranging from 22.5% of base salary if the Bank accomplishes the “threshold” levels for each “core” performance factor (i.e., net income, deposit growth, loan growth, non-interest revenue and loan quality) to 45% at “target” levels and 90% at “stretch” levels. The actual payout percentages may also be increased by a multiple of up to 1.05 or decreased by a multiple of as low as 0.95 depending upon the Bank’s performance with respect to the “supplemental” performance factor of annualized fixed salary and benefit expense.
Each of the Company’s Chief Financial Officer and Chief Operating Officer (who are included in the “Bank wide” incentive group with multipliers) may receive an incentive payout under the 2016 Incentive Plan ranging from 16.25% of base salary if the Bank accomplishes the “threshold” levels for each “core” performance factor to 32.5% at “target” levels and 65% at “stretch” levels (likewise subject to potential increase or decrease of the actual payout percentages by a multiple ranging from 1.05 to 0.95 depending upon the Bank’s performance with respect to the “supplemental” performance factor as described above).
The foregoing description is a summary of the 2016 Incentive Plan and is qualified in its entirety by reference to the copy of the 2016 Incentive Plan that is attached as Exhibit 10.1 to this report and is hereby incorporated by reference to this report.

Grants of Restricted Stock. At a meeting held on March 15, 2016, the Company’s Board of Directors, on the recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), approved grants of an aggregate of 20,131 shares of performance-based restricted stock under the Company’s 2009 Stock Incentive Plan (the “2009 Plan”) to the named executive officers of the Company, as follows: 6,338 shares of restricted stock to Mr. Duncan; 6,134 shares of restricted stock to Mr. Clancy; 3,383 shares of restricted stock to Mr. Main; 2,138 shares of restricted stock to Mr. Marcotte; and 2,138 shares of restricted stock to Mr. Irish.

•	The restricted stock grants will vest based on the Company’s attainment of certain cumulative diluted earnings per share criteria, as set forth below:

•	when cumulative diluted earnings per share from January 1, 2016 reaches $1.70, 25% of the restricted shares granted will vest; and

•	when cumulative diluted earnings per share from January 1, 2016 reaches $3.40, an additional 25% of the restricted shares granted will vest; and

•	when cumulative diluted earnings per share from January 1, 2016 reaches $5.10, an additional 25% of the restricted shares granted will vest; and

•	when cumulative diluted earnings per share from January 1, 2016 reaches $6.80, the final 25% of the restricted shares granted will vest.
If cumulative diluted earnings per share does not reach $6.80 by December 31, 2020 (5 years from January1, 2016), any unvested shares will be forfeited.

If there is a stock offering or stock issued for an acquisition, the above targets can be adjusted by the Company’s Board of Directors based upon a recommendation from the Compensation Committee.
The calculation of cumulative diluted earnings per share will be made at the end of each quarter and restricted stock is considered to be earned on the close of business on the day prior to the Company’s earnings release for the quarter in which the criteria is met.
The shares of restricted stock were granted pursuant to the 2009 Plan and under the terms of a restricted stock agreement with each named executive officer that is substantially consistent with the forms and descriptions thereof previously filed by the Company.

[Remainder of Page Intentionally Blank]

Item 9.01.	Financial Statements and Exhibits

(d)	The following exhibit is included with this report:

	Exhibit 10.1	Enterprise Bank 2016 Variable Compensation Incentive Plan

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: March 18, 2016	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer and Chief Financial Officer